Exhibit 5.3

Pacwest Center, 1211 SW 5th Ave., Suite 1900, Portland, OR 97204 | Phone 503-222-9981 | Fax 503-796-2900 | www.schwabe.com

March 3, 2015

Cascade Kelly Holdings LLC

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special local counsel in the State of Oregon to Cascade Kelly Holdings LLC, an Oregon limited liability company (the “Oregon Company”), which is a subsidiary of Global Partners LP, a Delaware limited partnership (the “Partnership”).  We have acted as special local counsel to the Oregon Company with respect to the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Partnership and GLP Finance Corp., a Delaware corporation (“Finance Corp” and together with the Partnership, the “Issuers”) and certain other subsidiaries identified on the Registration Statement (the “Guarantors”), including the Oregon Company, with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers’ of up to $375,000,000 aggregate principal amount of their 6.25% Senior Notes due 2022 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $375,000,000 aggregate principal amount of the Issuers’ outstanding 6.25% Senior Notes due 2022 (the “Old Notes” and, together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued pursuant to an Indenture, dated as of June 24, 2014 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture dated September 24, 2014 and the Second Supplemental Indenture dated January 7, 2015 (collectively, the “Supplemental Indentures” and the Original Indenture, as so supplemented, the “Indenture”) among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as trustee.  The Indenture provides that it, the Guarantees and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

Although we have previously rendered, or may subsequently render, opinions pursuant to Oregon law with respect to the Issuers and the Oregon Company, we have not been involved in the negotiation or preparation of the Indenture or Guarantees contained therein.

In rendering the opinions set forth in this opinion letter, we have examined originals, or copies identified to our satisfaction, of the following documents: (i) the articles of organization of the Oregon Company, as amended and in effect as of the date hereof; (ii) the operating agreement of the Oregon Company, as amended and in effect as of the date hereof; (iii) a Certificate of Existence issued by the Oregon Secretary of State on February 25, 2015 in respect of the Oregon Company; (iv) resolutions adopted by the sole member and manager of the Oregon Company authorizing the execution, delivery and performance of the Indenture and other documents related to the Old Notes, the New Notes and the Guarantees; (v) the Registration Statement; and (vi) the Indenture.

In addition to the foregoing, we have examined the originals, or copies identified to our satisfaction, of the corporate records of the Oregon Company, certificates of public officials, certificates of the Secretary or

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other authorized officers of the Oregon Company, and other agreements, instruments, and documents we deemed necessary as the basis for the opinions expressed below.

As to all matters of fact which form the basis of any opinion set forth in this opinion letter, we have relied without investigation or analysis upon the truth and accuracy of (i) the statements made by, and the information about, the Oregon Company and the Issuers that are set forth in the Registration Statement, the Indenture and other related agreements executed or delivered in connection with the Notes and the Guarantees; and (ii) the certifications and statements of the officers and agents of the Oregon Company and the Issuers and the certifications and statements of any governmental or public officials in any certificates provided to us. Except to the extent expressly stated herein, we have not undertaken any independent investigation or inquiry to determine the existence or absence of any facts, and no inference as to our knowledge of the existence or absence of facts should be drawn from the fact of our representation as Oregon local counsel to the Oregon Company in connection with the Registration Statement.

In giving the opinions set forth below, we have further relied, without investigation or analysis, on each of the following assumptions:

(a) The authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or conformed copies or as electronic transmissions;

(b) The genuineness of all signatures on the Indenture and any other documents executed pursuant thereto, and that all natural persons signing any such documents were, at the time of signing, had the legal capacity and competence to execute such documents;

(c) The accuracy and completeness of all information provided, in written form or by electronic transmission, to us by offices of public record at the time given and as of the date of this opinion letter;

(d) With respect to all parties to the transactions contemplated by the Indenture other than the Oregon Company: (i) the due and valid authorization, execution and delivery of all documents delivered by such party as the legal, valid, binding and enforceable obligations of such party; (ii) the legal and valid existence of such party under the laws of the jurisdiction in which it is incorporated or organized; (iii) the compliance by such party with all other legal requirements pertaining to its status as such status relates to its rights to enforce the documents to which it is a party; and  (iv) the compliance by such party with all applicable laws, rules and regulations governing the conduct of its business as related to the transactions contemplated by the Registration Statement;

(e) The persons identified as officers in the Indenture and any other documents executed pursuant thereto are actually serving as such and that such documents have been properly executed by one or more such persons; and

(f) Any certificate, representation other confirmation or other document upon which we have relied that was given or dated on or prior to the date of this opinion letter continues to remain accurate from such earlier date through and including the date of this opinion letter insofar as it relates to the opinions expressed herein.

Based on the foregoing examinations and assumptions, and subject to the qualifications, limitations and exclusions stated below in this opinion letter, we are of the opinion that:

1. Based solely upon the Certificate of Existence, the Oregon Company is a limited liability company validly existing under the laws of the State of Oregon.

2. The Oregon Company has all requisite limited liability company power and limited liability company authority to execute and deliver the Indenture, and all necessary action has been taken on the part of the Oregon Company to authorize the execution and delivery of the Indenture and the performance by the Oregon Company of its obligations thereunder (including the Guarantee as provided therein).

3. The Indenture has been duly executed and delivered by the Oregon Company to the extent that execution and delivery are governed by the laws of the State of Oregon.

All of the opinions set forth in this opinion letter are expressly limited and qualified as follows:

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A. We are qualified to practice law in the State of Oregon, and we do not express any opinions in this letter concerning any issue that is governed by the laws of any other jurisdiction. Further, all federal laws, rules and regulations are expressly excluded from the scope of this opinion letter.

B. This opinion letter is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Our opinion letter is limited to the matters expressly stated herein, and no other opinions may be implied or inferred.

Our opinions herein are being furnished to you in connection with the Exchange Offer pursuant to the Registration Statement. We consent to the reliance by Vinson & Elkins L.L.P. upon the opinions expressed herein for purposes of any opinions being delivered and filed as Exhibit 5.1 to the Registration Statement, and we consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. We also consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion letter and the opinions contained herein are as of the date set forth above, and we do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect our legal opinions expressed herein.

Very truly yours,

/s/ SCHWABE, WILLIAMSON & WYATT, P.C.